Exhibit 99.5

EMPLOYMENT AGREEMENT

Nathanael Lentz

This Employment Agreement, dated October 25, 2007 (this “Agreement”), among Nathanael Lentz (the “Employee”), Verticalnet, Inc., a Pennsylvania corporation (the “Company”) and, solely for purposes of the guarantee described herein, and other purposes specifically noted herein, BravoSolution S.p.A., a corporation organized under the laws of Italy (the “Parent”):

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated October     , 2007, BravoSolution U.S.A., Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), shall merge with and into the Company (the “Merger”). Pursuant to the terms of the Merger, the Company (i) shall be the surviving corporation, (ii) shall become a wholly owned subsidiary of Parent, and (iii) shall be renamed BravoSolution U.S.A., Inc. As a condition to the Merger, Parent has required that Employee enter into this Agreement with the Company concurrently with the execution and delivery of the Merger Agreement, and that this Agreement go into effect immediately prior to the closing of the Merger.

Therefore, this Agreement is entered into by the parties hereto intending to be legally bound and shall go into effect immediately prior to the closing of the Merger, subject to the prior satisfaction of all other conditions precedent to the closing of the Merger that are not otherwise satisfied at the closing of the Merger (the “Effective Time”).

Now, therefore, the Company and Employee, each intending to be legally bound by this Agreement, agree as follows:

1.	Employment

The Employee shall be employed in the position of Chief Executive Officer and President of the Company and shall perform duties consistent with this position as are assigned by the BravoSolution Group CEO (“Group CEO”) to whom employee shall report. Employee shall also serve on the International Top Management Committee of BravoSolution Group, which includes, among others, all the country managing directors and general managers, the Group CFO and the Group CEO.

2.	Performance

The Employee shall devote substantially all of his business time and efforts to the performance of his duties under this Agreement, however, the Employee may (a) serve on civic or charitable boards or committees, (b) if previously authorized by the Group CEO, serve on corporate boards as a non-employee board member, and (c) manage Employee’s personal investments. The Employee must inform the members of the board of directors of the Company (with written notice to the Group CEO) in advance of any additional corporate boards on which he plans to serve. The Employee cannot serve on any corporate board that would violate the Employee’s non-competition restrictions.

3.	Term

The initial term of employment under this Agreement (the “Initial Term”) begins at the Effective Time and extends for two (2) years. This Agreement renews automatically for one (1) year renewal terms (a “Renewal Term”) unless either the Employee or the Company gives the other party written notice of nonrenewal at least one (1) year before the end of the Initial Term or any Renewal Term then in effect. The Initial Term plus any Renewal Term then in effect are the term of this Agreement (the “Employment Term”). The Employment Term may be terminated early as provided in this Agreement under Section 8 through Section 12.

4.	Salary

The Employee’s annual base salary shall be two hundred fifty thousand dollars ($250,000) (the “Salary”), and is payable in installments when the Company customarily pays its officers. The Salary will be reviewed annually, as part of the Employee’s annual performance evaluation, based on the recommendation of the Group CEO to determine whether the Salary should be increased, provided, however, that if the Company meets its budget for the preceding fiscal year, the Salary shall be increased by a minimum positive amount equal to the Salary in effect multiplied by the percentage increase in the Consumer Price Index for such year.

5.	Bonuses

The Employee shall participate in an annual bonus program which shall provide for a maximum bonus payment equal to 100% of Salary, subject to the achievement of targets that are to be agreed between the Employee and the Group CEO after the Effective Time (the “Target Bonus”). In addition there will be a special bonus program of $50,000 for 2008, subject to the achievement of targets that are to be agreed between the Employee and the Group CEO after the Effective Time. Beginning 2009 or earlier (at the sole discretion of Group CEO), the Employee may be offered the opportunity to participate in the Parent’s profit sharing long term incentive plan for specified senior executives of the Parent.

6.	Benefits

(a) Compensation and Benefits Generally. The Employee shall be entitled to participate in any benefits, bonus or other compensation programs established for officers of the Company generally.

(b) Vacation. The Employee shall be entitled to five (5) weeks paid vacation per full calendar year, which shall accrue in accordance with the Company’s vacation policy as in effect from time to time.

(c) Directors and Officers Insurance. During the Employment Term, the Employee will be a member of the Company’s board of directors and shall be entitled to directors and officers insurance coverage for his acts and omissions while an officer of the Company on a basis no less favorable to the Employee than the coverage provided to current officers of the Parent.

(d) Termination of Predecessor Agreement. Upon the Effective Time, this Agreement shall amend and restate the Employment Agreement, dated October 1, 2001, between the Employee and the Company (the “Predecessor Agreement”), and the Predecessor Agreement shall terminate and be of no force and effect after the Effective Time.

7.	Confidential Information, Non-Competition and Non-Solicitation

The Employee agrees to continue to be covered by the terms of the Predecessor Company’s Confidential Information, Invention and Non-Competition Agreement that the Employee entered into upon the commencement of employment with the Predecessor Company, except that (1) the restrictive period after termination of employment in Section 6 (titled: Non-Solicitation of Customers and Employees; Non-Competition) shall be 12 months instead of 18 months and (2) the geographic scope of subsection (c) of Section 6 shall be expanded to include, in addition to the United States and Canada, the countries of Italy, China, France, United Kingdom, Mexico, Spain and Germany.

8.	Death

If the Employee dies during the Employment Term, then the Employment Term shall terminate, and thereafter neither the Company nor Parent shall not have any further liability or obligation to the Employee, the Employee’s executors, administrators, heirs, assigns or any other person claiming under or through the Employee, except that the Employee’s estate shall receive any unpaid Salary that has accrued through the date of termination.

9.	Total Disability

If the Employee becomes “totally disabled,” then the Employment Term shall terminate, and thereafter neither the Company or Parent shall have any further liability or obligation to the Employee hereunder, except as follows: the Employee shall receive (a) any unpaid Salary that has accrued through the date of termination, (b) continued Salary for 3 months following the date the Employee is considered totally disabled, and (c) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company.

The term “totally disabled” means: (a) if the Employee is considered totally disabled under the Company’s group disability plan in effect at that time, if any, or (b) in the absence of any such plan, under applicable Social Security regulations.

10.	Termination for Cause

The Company may terminate the Employee for “Cause” immediately upon notice from the Company. If the Employee is terminated for Cause, then the Employment Term shall terminate and thereafter neither the Company nor Parent shall have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary that has accrued through the date of termination.

The term Cause means: (a) the Employee is convicted of a felony, or (b) in the reasonable determination of the Company, the Employee has done any one of the following: (1) committed an act of fraud, embezzlement, or theft in connection with the Employee’s duties in the course of his employment with the Company, (2) caused intentional, wrongful damage to the property of the Company or Parent, (3) materially breached (other than by reason of illness, injury or incapacity) the Employee’s obligations under this Agreement or under any written confidentiality, non-competition, or non-solicitation agreement between the Employee and the Company, that the Employee shall not have remedied within 30 days after receiving written notice from the Company specifying the details of the breach, or (4) engaged in gross misconduct or gross negligence in the course of the Employee’s employment with the Company.

11.	Termination by the Employee

The Employee may terminate this Agreement by giving the Company written notice of termination three months in advance of the termination date (with a copy to the Group CEO). The Company may waive this notice period but will compensate the Employee through the date which is 90 days after the date the Company receives the written notice. If the Employee terminates employment prior to the expiration of the 90 day notice period or the date agreed to by the Company, no further payments will be made after his actual termination date and Employee must repay to Company the after tax amount he would have received between his actual termination date and the expiration of the notice period. If the Employee terminates this Agreement, then on the actual termination date, the Employment Term shall terminate and thereafter neither the Company nor Parent shall have further liability or obligation to the Employee under this Agreement, except that the Employee shall receive any unpaid Salary that has accrued through the termination date. After the termination date, the Employee shall be required to adhere to the covenants against non-competition and non-solicitation described in Section 7 of this Agreement.

12.	Termination without Cause by the Company

The Company may terminate the Employee without Cause by giving the Employee written notice of termination three months in advance of the termination date. The Company may waive this notice period and set an earlier termination date provided the Company pays Employee’s salary for the remainder of the three month notice period after the termination date.

(1) If the Employee is terminated without Cause within one (1) year from the Effective Time, then the Employment Term shall terminate and thereafter the Employee shall be entitled only to the following under this Agreement:

(2) the Employee’s group healthcare (medical, dental and prescription drug) coverage will be continued for one year, to be paid in full by the Company, and

(3) the Employee will receive any accrued vacation or accrued bonus payments, and

(4) the Employee’s covenants against non-competition (as described in Section 7 of this Agreement) shall be reduced to a six (6) month period from the termination date, and

(5) the Employee and the Company will enter into a mutual general release.

(a) If the Employee is terminated without Cause or Employee terminates for Good Reason after one (1) year from the Effective Time, then the Employment Term shall terminate and thereafter the Employee shall be entitled only to the following under this Agreement:

(1) the Company will pay to the Employee a lump sum severance payment (the “Severance Payment”) in the amount equal to one year of the Salary then in effect, and

(2) the Employee’s group healthcare (medical, dental and prescription drug) coverage will be continued for one year, to be paid in full by the Company, and

(3) the Employee will receive any accrued vacation or accrued bonus payments, and

(4) the Employee’s covenants against non-competition (as described in Section 7 of this Agreement) shall be reduced to a six (6) month period from the termination date, and

(5) the Employee and the Company will enter into a mutual general release.

The term “Good Reason” means the failure of the Company to cure any of the following events within 30 days of written notice to the Company from Employee that such event has occurred (provided such notice is given within 90 days of the occurrence):

(a) the transfer, without the Employee’s prior written consent, to a location that is more than 50 miles from the Employee’s principal place of business immediately preceding the transfer, provided however that in the case of a transfer of not more than 200 miles, such transfer shall not constitute grounds for Good Reason if the Company pays the reasonable (for senior executives, as determined by Mercer consulting or other consulting firm agreeable to Company or Employee) moving expenses of Employee and his immediate family members.

(b) a material reduction of the Employee’s authority, duties or responsibilities, or reporting relationship, or

(c) any failure of the Company materially to comply with and satisfy the terms of this Agreement.

13.	Parachute Payment

Notwithstanding anything to the contrary in this Agreement, if the Employee is a “disqualified individual” (as defined in Section 280G(c) of the Code), and any severance benefit provided for in this Agreement, together with any other payments which Employee has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then any payments hereunder shall be either:

(a) reduced (but not below zero) so that the present value of such total amounts received by Employee will be one dollar ($1.00) less than three times the Employee’s “base amount” (as defined in Section 280G of the Code) and so that no portion of such amounts received by the Employee shall be subject to the excise tax imposed by Section 4999 of the Code or

(b) paid in full,

whichever of (a) or (b) produces the better net after-tax position to the Employee (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).

The determination as to whether any such reduction in the amount of the severance benefit is necessary shall be made initially by the Company in good faith. If a reduced payment is made and through error or otherwise that payment, when aggregated with other payments from the Company (or its affiliates) used in determining if a “parachute payment” exists, exceeds one dollar ($1.00) less than three times the Employee’s base amount, then the Employee shall immediately repay such excess to the Company upon notification that an overpayment has been made.

14.	Withholding

Any payments provided for in this Agreement shall be paid net of any applicable income tax withholding required under federal, state or local law.

15.	Governing Law

This Agreement is governed by Pennsylvania law.

16.	Entire Agreement; Amendments

This Agreement sets forth the entire understanding among the parties hereto, and shall supersede all prior employment, severance and change of control agreements and any related agreements that the Employee has with the Parent, Company or any subsidiary, or any predecessor company, including the Predecessor Agreement. Employee acknowledges that as of the Effective Time, the Predecessor Agreement is no longer in force and thereafter Employee has no claim with respect to the Predecessor Agreement against the Parent, Company or any subsidiary, or any predecessor company. This Agreement may not be modified or amended in any way except by a written amendment executed by the Employee, and the Company.

17.	No Assignment

All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Employment Agreement as of the day and year first written above.

VERTICALNET, INC.

By:	/s/ Christopher Kuhn
Name:	Christopher Kuhn
Title:	Vice President and General Counsel

EMPLOYEE:

/s/ Nathanael Lentz
Name: Nathanael Lentz

GUARANTEE:

For good and valuable consideration, and intending to be legally bound hereby, the obligations of the Company under this Agreement at the Effective Time shall be guaranteed by BravoSolution S.p.A. for a period limited to three months after closing of the Merger.

BRAVOSOLUTION S.P.A.

By:	/s/ Federico Vitaletti
Name:	Federico Vitaletti
Title:	Chief Executive Officer

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